THE COMPANIES ORDINANCE (Chapter 32)

Private Company Limited by Shares

ARTICLES OF ASSOCIATION

OF

MANHING ENTERPRISES LIMITED

(萬 興 企 業 有 限 公 司)

Preliminary

1. The regulations contained in Table "A" in the First Schedule to the Companies Ordinance (Chapter 32) shall apply to the Company save in so far as they are hereby expressly excluded or modified. In case of conflict between the provisions of Table "A" and these presents, the provisions herein contained shall prevail.

2. The Company is a private company and accordingly :—

(a) the right to transfer shares is restricted in manner hereinafter prescribed;

(b) the number of members of the Company (exclusive of persons who are in the employment of the Company and of persons who having been formerly in the employment of the Company were while in such employment and have continued after the determination of such employment to be members of the Company) is limited to 50. Provided that where 2 or more persons hold one or more shares in the Company jointly they shall for the purpose of this regulations be treated as a single member;

(c) any invitation to the public to subscribe for any shares or debentures of the Company is prohibited.

Transfer of Shares

3. The Directors may decline to register any transfer of shares to any person

without giving any reason therefor. The Directors may suspend the registration of transfers during the twenty-one days immediately preceding the Annual General Meeting in each year. The Directors may decline to register any instrument of transfer, unless (a) a fee not exceeding two dollars is paid to the Company in respect thereof, and (b) the instrument of transfer is accompanied by the Certificate of the shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.

Directors

4. The Directors may elect a chairman of their meetings, and determine the period for which he is to hold office, and unless otherwise determined the chairman shall be elected annually. If no chairman is elected, or if at any meeting the chairman is not present within half an hour of the time appointed for holding the same, the Directors present shall choose someone of their member to be the chairman of such meeting.

5. Unless and until the Company in General Meeting shall otherwise determine, the number of Directors shall not be less than one. The first Director or Directors of the Company shall be nominated in writing by the subscriber(s) to the Memorandum of Association.

6. A Director who is about to go away from or is absent from Hong Kong may with the approval of the majority of the other Directors nominate any person to be his substitute and such substitute whilst he holds office as such shall be entitled to notice of Meetings of the Directors and to attend and vote thereat accordingly and he shall ipso facto vacate office if and when the appointor returns to Hong Kong or vacate office as a Director or removes the substitute from office and any appointment and removal under this Article shall be effected by notice in writing under the hand of or by cable from the Director making the same. A Director may appoint (subject as above provided) one of the other Directors to be his substitute who shall thereupon be entitled to exercise (in addition to his own right of voting as a Director) such appointor's rights at Meetings of the Directors.

7. At the Annual General Meeting to be held next after the adoption of these Articles and at every succeeding Annual General Meeting all Directors, except Permanent Directors if any are appointed, shall retire from office and shall be eligible for re-election.

8. A Director shall not require any qualification shares.

9. The office of a Director shall be vacated if the Director :–

(a) resigns his office by notice in writing to the Company; or

(b) becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(c) becomes of unsound mind.

10. (a) No Director shall be disqualified by his office from contracting with the Company, nor shall any such contract or any contract entered into by or on behalf of the Company in which any Director shall be in any way interested be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract by reason only of such Director holding that office, or of the fiduciary relations thereby established but it is declared that the nature of his interest must be disclosed by him at the meeting of the Directors at which the contract is determined on if his interest then exists, or, in any other case, at the first meeting of the Directors after the acquisition of his interest. A Director may vote in respect of any contract or arrangement in which he is interested.

(b) A Director of the Company may be or become a Director of any company promoted by this Company or in which it may be interested as a vendor, shareholder or otherwise and no such Director shall be accountable for any benefits received as a Director or shareholder of such company.

11. The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their Meetings as they think fit and determine the quorum necessary for the transaction of business. Until otherwise determined, two Directors shall constitute a quorum. If the Company shall have only one Director the provisions hereinafter contained for meetings of the Directors shall not apply but such sole Director shall have full power to represent and act for the Company in all matters and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a resolution of the Directors. Such note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

12. Any casual vacancy occurring in the Board of Directors may be filled up by the Directors, but the person so chosen shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

13. Subject to the provisions of Article 6 hereof, the Directors shall have power at any time, and from time to time, to appoint a person as an additional Director who shall retire from office at the next following Annual General Meeting, but shall be eligible for election by the Company at that meeting as an additional Director.

14. The Company may by an Ordinary Resolution remove any Director and may by an Ordinary Resolution appoint another person in his stead. The person so appointed shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

15. A resolution in writing signed by a simple majority of the Directors for the time being shall be as effective for all purposes as a resolution of the Directors passed at a meeting duly convened, held and constituted. A written notification of confirmation of such resolution in writing sent by a Director shall be deemed to be his signature to such resolution in writing for the purposes of this Article. Such resolution in writing may consist of several documents, each signed by one or more Directors.

16. Any Director or Member of a committee of Directors may participate in

a meeting of the Directors or such committee by means of a telephone or other audio communications equipment whereby all persons attending or participating the meeting can hear each other. The person or persons participating the meeting in the aforesaid manner shall be deemed for all purposes to be present in person at such meeting.

Powers of Directors

17. The Directors, in addition to the powers and authorities by these Articles or otherwise expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the Company in General Meeting subject nevertheless to the provisions of the Companies Ordinance, (Chapter 32), to these Articles, and to any regulations from time to time made by the Company in General Meetings, provided that no such regulation so made shall invalidate any prior act of the Directors which would have been valid if such regulations had not been made.

18. Without prejudice to the general powers conferred by the preceding Article and the other powers conferred by these Articles, it is hereby expressly declared that the Directors shall have the following powers, that is to say, power :–

(1) To pay the costs, charges and expenses preliminary and incidental to the promotion, formation, establishment and registration of the Company.

(2) To purchase or otherwise acquire for the Company or sell or otherwise dispose of any property, rights or privileges which the Company is authorised to acquire at such price and generally on such terms and conditions as they shall think fit.

(3) To engage, suspend or dismiss the employees of the Company, and to fix and vary their salaries or emoluments.

(4) To institute, conduct, defend, compromise or abandon any legal proceedings by or against the Company or its officers, or otherwise concerning the affairs of the Company, and also to compound and allow time for payment or satisfaction of any debts due and of any claims or demands by or against the Company.

(5) To refer any claims or demands by or against the Company to arbitration and observe and perform the awards.

(6) To make and give receipts, releases and other discharges for moneys payable to the Company, and for claims and demands of the Company.

(7) To invest, lend or otherwise deal with any of the moneys or property of the Company in such manner as they think fit having regard to the Company's Memorandum of Association and from time to time to vary or realise any such investment.

(8) To borrow money on behalf of the Company, and to pledge, mortgage or hypothecate any of the property of the Company.

(9) To open a current account with themselves for the Company and to advance any money to the Company with or without interest and upon such terms and conditions as they shall think fit.

(10) To enter into all such negotiations and contracts and rescind and vary all such contracts and execute and do all such acts, deeds and things in the name and on behalf of the Company as they may consider expedient for, or in relation to, any of the matters aforesaid, or otherwise for the purposes of the Company.

(11) To give to any Director, officer or other person employed by the Company a commission on the profits of any particular business or transaction, and such commission shall be treated as part of the working expenses of the Company, and to pay commissions and make allowances (either by way of a share in the general profits of the Company or otherwise) to any person introducing business to the Company or otherwise promoting or serving the interest thereof.

(12) To sell, improve, manage, exchange, lease, let, mortgage or turn to account all or any part of the land, property, rights and privileges of the Company.

(13) To employ, invest or otherwise deal with any reserve fund or reserve funds in such manner and for such purposes as the Directors may think fit.

(14) To execute, in the name and on behalf of the Company, in favour of any Director or other person who may incur or be about to incur any personal liability for the benefit of the Company, such mortgages of the Company's property (present or future) as they think fit, and any such mortgage may contain a power of sale and such other powers, covenants and provision as shall be agreed upon.

(15) From time to time to provide for the management of the affairs of the Company abroad in such manner as they think fit, and in particular to appoint any persons to be the attorneys or agents of the Company with such powers (including power to sub-delegate) and upon such terms as they think fit.

(16) From time to time to make, vary or repeal rules and by-laws for the regulation of the business of the Company, its officers and servants.

(17) To delegate any or all of the powers herein to any Director or other person or persons as the Directors may at any time think fit.

19. Clause 81 of Table "A" shall not apply.

Borrowing Powers

20. The Directors may raise or borrow for the purposes of the Company's

business such sum or sums of money as they think fit. The Directors may secure the repayment of or raise any such sum or sums as aforesaid by mortgage or charge upon the whole or any part of the property and assets of the Company, present and future, including its uncalled or unissued Capital, or by the issue, at such price as they may think fit, of bonds or debentures, either charged upon the whole or any part of the property and assets of the Company or not so charged, or in such other way as the Directors may think expedient.

Seal and Cheques

21. The Seal of the Company shall be kept by the Board of Directors and shall not be used except with their authority.

22. Every document required to be sealed with the Seal of the Company shall be deemed to be properly executed if sealed with the Seal of the Company and signed by the Chairman of the Board of Directors, or such person or persons as the Board may from time to time authorise for such purpose.

23. All cheques, promissory notes, drafts, bills of exchange, and other negotiable instruments, shall be made, signed, drawn, accepted and endorsed, or otherwise executed by the person or persons from time to time authorised by a resolution of the Board of Directors.

General Meetings

24. No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business and continues to be present until the conclusion of the meeting; save as herein otherwise provided, if the Company has more than one member, 2 members present in person or by proxy and holding either in his own right or by proxy not less than fifty per cent of the paid-up capital of the Company shall be a quorum. If the Company has only one member, one member present in person or by proxy shall be a quorum of a general meeting.

25. A resolution in writing signed by all shareholders shall be as valid and effectual as a resolution passed at a general meeting duly convened and held.

26. A sole member, if having taken a decision that may be taken by the Company in general meeting and that has effect as if agreed by the Company in general meeting, shall provide the Company with a written record of that decision within 7 days from the date thereof.

Votes of Members

27. All voting of members in respect of any matter or matters shall be by poll and every member present in person or by proxy shall have one vote for each share of which he is the holder.

Divisions of Profits

28. The net profits of the Company in each year shall be applied in or

towards the formation of such reserve fund or funds and in or towards the payment of such dividends and bonuses as the Directors subject to the approval of the Company in General Meeting may direct.

29. No dividend shall be payable except out of the profits of the Company, and no dividend shall carry interest as against the Company.

30. A transfer of shares shall not pass the right to any dividend declared thereon before the registration of the transfer.

31. If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for any dividends or for other moneys payable in respect of such share.

32. The Directors may retain any dividends payable on shares on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

33. All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for benefit for the Company until claimed.

Indemnity and Responsibility

34. Every director, managing director, agent, auditor, secretary, other officer or any person (whether an officer of the Company or not) employed by the Company shall be indemnified out of the assets of the company against any liability incurred by him in relation to the company in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquited or in connexion with any application under section 358 of the Ordinance in which relief is granted to him by the court.

35. Any director of the Company shall be liable only for such money as he shall actually receive, and he shall not be answerable for the acts or defaults of any officers, or servants of the Company, or for any loss, damage, or misfortune whatever, which shall happen in the execution of the duties of his office, unless the same happen through his own negligence or dishonesty.

Secretary

36. The first Secretary shall be appointed by the director(s) for such terms, at such remuneration and upon such conditions as they may think fit; and any secretary so appointed may by removed by them.

Notice

37. Any notice required to be given to the shareholders under these Articles may be in the Chinese or English language or both.

Names, Addresses and Descriptions of Subscribers
For and on behalf of **SNATCH PRIZE LIMITED** (Sd.) TSE KIN YIP .... TSE KIN YIP, *Director* 2-3/F., Friendship Comm. Bldg., 105-107 Hollywood Road, Central, Hong Kong. Corporation *For and on behalf of* **BOXING COMPANY LIMITED** (Sd.) TSE KIN YIP .... TSE KIN YIP, *Director* 2-3/F., Friendship Comm. Bldg., 105-107 Hollywood Road, Central, Hong Kong. Corporation

Dated the 8th day of June, 1991.
WITNESS to the above signatures:

(Sd.) CHENG WING CHOY
Manager
2-3/F., Friendship Comm. Bldg.,
105-107 Hollywood Road, Central,
Hong Kong.